UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):    June 11, 2025 (June 6, 2025)

BlueLinx Holdings Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-32383	77-0627356
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1950 Spectrum Circle, Suite 300, Marietta, Georgia	30067
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (770) 953-7000

_________________________________________________

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	BXC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 6, 2025, the Human Capital and Compensation Committee (the “Committee”) of the Board of Directors of BlueLinx Holdings Inc. (the “Company”) determined to revise the performance measure for the performance-based restricted stock unit awards to be granted as part of the Company’s 2025 long-term incentive program. Performance-based restricted stock unit awards granted in 2024 included a performance measure based on performance of the Company’s three-year cumulative “Adjusted EBITDA” and “average ROWC” (return on working capital) against Committee approved goals. For 2025, performance-based restricted stock unit awards will instead include a performance measure based on the Company’s total shareholder return (“TSR”) relative to a comparison group of companies for the three-year period beginning with the first full month following the date of grant. Vesting of the awards will be in accordance with a schedule determined by the Committee based on the Company’s relative TSR and set forth in each applicable award agreement, with no awards vesting until relative TSR exceeds threshold performance, and with the award vesting up to a maximum of 200% of target if maximum performance is achieved. The Committee will determine the Company’s relative TSR following the performance period and retains discretion to adjust the relative TSR performance measure or to adjust the calculation of relative TSR for unexpected, extraordinary, unusual and/or non-recurring items.

The related form of Performance-Based Restricted Stock Unit Award Agreement (the “PBRSU Agreement”) has terms that are substantially consistent with the terms contained in the Company’s form of 2024 Performance-Based Restricted Stock Unit Award Agreement, but for the changes to the performance measure described above. The foregoing summary of the new performance measure and PBRSU Agreement does not purport to be complete and is qualified in its entirety by the full text of the PBRSU Agreement, a copy of which is included as Exhibit 10.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d)       Exhibits:

The following exhibits are attached with this Current Report on Form 8-K:

Exhibit No.	Exhibit Description
10.1	Form of Performance-Based Restricted Stock Unit Award Agreement (TSR) under the BlueLinx Holdings Inc. 2021 Amended and Restated Long-Term Incentive Plan
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BlueLinx Holdings Inc.

Dated: June 11, 2025	By:	/s/ Shyam K. Reddy
Shyam K. Reddy
President and Chief Executive Officer